EXHIBIT 32

      In connection with the quarterly report of EFT BioTech Holdings, Inc., (the "Company") on Form 10-Q for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission (the "Report") Jack Jie Qin, the Principal Executive and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 November 8, 2010                         /s/ Jack Jie Qin
                                          ------------------------------
                                          Jack Jie Qin, Principal Executive and
                                          Financial Officer